                                                     Exhibit (23)
                                                     Commonwealth Edison Company
                                                     Form S-8
                                                     File No. 333-


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated January 31, 1997, included or incorporated by reference in Commonwealth Edison Company's Annual Report on Form 10-K for the year ended December 31, 1996, our report dated May 9, 1997 included in Commonwealth Edison Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, our report dated August 8, 1997 included in Commonwealth Edison Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 and our report dated January 31, 1997 included in Commonwealth Edison Company's Current Report on Form 8-K dated January 31, 1997. We also hereby consent to all references to our Firm included in this Form S-8 Registration Statement.



                                       ARTHUR ANDERSEN LLP



Chicago, Illinois
August 15, 1997